China Aoxing Pharmaceutical Will Present at the Third Annual Adam
Friedman China Growth Conference on November 7 and Will File Its
Presentation with the SEC as a Form 8K

New York, November 06, 2007 (PR Newswire) – China Aoxing Pharmaceutical Company, Inc. (OTCBB: CAXG), which has the largest manufacturing facility and product pipeline for highly regulated narcotic medicines and pain medication in China, announced today that it will present at the Third Annual Adam Friedman China Growth Conference at the Princeton Club in New York City on November 7.

The Company’s presentation will be filed with the U.S. Securities and Exchange Commission as a Form 8K.

About China Aoxing Pharmaceutical Company, Inc.

China Aoxing Pharmaceutical Company, Inc. (OTCBB: CAXG) is a pharmaceutical company in China specializing in research, development, manufacturing and distribution of a variety of narcotics and pain management products. Headquartered in Shijiazhuang City, the pharmaceutical capital of China, outside of Beijing, the Company has the largest product pipeline and largest manufacturing facility (1.2 million sq. ft.) for highly regulated narcotic medicines, addressing a very under-served market in China.  Its facility is one of the few GMP facilities licensed for narcotics medicines.  The Company has two drugs on the market and has received China SFDA licenses for seven more medications such as Oxycodone, Tilidine and Pholcodine. The Company is working closely with the Chinese government and SFDA to assure the availability of narcotic drugs and pain medicines throughout China.

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This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You are urged to read the Company's filings with the Securities and Exchange Commission, including, but not limited to, the risk factors contained therein. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT
Dr. Hui Shao
Senior Vice President
China Aoxing Pharmaceutical
201-420-1075

444 Washington Boulevard Suite 2424, Jersey City, NJ 07310 USA
Tel: (201) 420 1075     Fax: (201) 420 1076